UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2006

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale California 94089

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2006, Applied Micro Circuits Corporation (NASDAQ: AMCC) (the “Company” or “AMCC”) issued a press release reporting that the Company received an additional Staff Determination Letter on November 13, 2006 from The Nasdaq Stock Market indicating that as a result of the Company’s failure to file with the Securities and Exchange Commission the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). AMCC previously announced on June 30, 2006 and on August 15, 2006 that due to delays in the filing of its Annual Report on Form 10-K for the year ended March 31, 2006 and in the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, it had received letters from The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

The additional Staff Determination Letter stated that the Company’s failure to timely file the Form 10-Q serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

Following the Company’s receipt of the initial Staff Determination Letter on June 30, 2006, AMCC requested and was granted a hearing before the Nasdaq Listing Qualification Panel to present in person its plan to regain compliance with Nasdaq’s filing requirements. On September 21, 2006, the panel granted the Company a grace period until November 8, 2006 to become current in its filings. In October 2006, the Company requested that the panel extend the grace period to allow the Company and the Company’s registered public accounting firm, Ernst & Young LLP, additional time to pre-clear certain items with the SEC’s Office of the Chief Accountant relating to the investigation findings and restatement. The panel granted the Company’s request and extended the grace period until December 21, 2006.

A copy of the press release issued by the Company on November 14, 2006 announcing its receipt of the additional Staff Determination Letter from The Nasdaq Stock Market is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 3.01 by reference.

This Current Report on Form 8-K contains forward-looking statements that reflect the Company’s current view with respect to future events and performance. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to: the results of the Audit Committee’s review of the Company’s historical stock option grant practices and related accounting; the impact of any actions that may be taken or required as a result of such review; the effect of AMCC’s failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of AMCC’s common stock from The Nasdaq Stock Market; the risks that may be associated with potential claims and proceedings relating to such matters; and other risks described in AMCC’s filings with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s business and financial results is included under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date any such statement is made.

Item 8.01.	Other Events.

The information disclosed in Item 3.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release of AMCC issued on November 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: November 15, 2006	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland
Vice President, General Counsel and Secretary